Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 3, 2026, by and between CDT Equity Inc., a Delaware corporation (together with its successors and, if permitted, assigns, the “Company”), and Ascent Partners Fund LLC, a Delaware limited liability company (together with its successors and assigns, including any other holder of Purchased Securities, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (together with the Regulations promulgated thereunder, the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company for cash and other valuable consideration, the Purchased Securities as defined and described more fully in this Agreement; and

WHEREAS, Schedule II contains a list of terms defined in this Agreement or in other Transaction Documents, all of which are used in this Agreement and the other Transaction Documents as so defined;

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I	PURCHASES AND SALES

1.1 Closings.

(a) Initial Closing. On the trading day on which the conditions set forth in Section 1.3 shall have been satisfied or duly waived (or, if such day is not a trading day, on the trading day next following such day) (the “Initial Closing Date”), upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agree to purchase, the Note (the “Initial Note” or the “Initial Purchased Securities”) set forth in Schedule I, in exchange for the purchase price (the “Initial Purchase Price”) set forth in Schedule I (the closing of such purchase and sale being referred to herein as the “Initial Closing”). In the case of the Note, this Initial Purchase Price reflects the original issue discount shown on Schedule I.

(b) Additional Closings. The Purchaser and the Company currently do not intend to sell or purchase additional Notes or Warrants. Nevertheless, the Company and the Purchaser may, in their sole discretion, agree in the future to purchase additional Notes (the “Additional Notes”) and additional Warrants (the “Additional Warrants” and, together with the Additional Notes and the Initial Purchased Securities, the “Purchased Securities”) for purchase prices (including, if applicable, original issue discounts) to be agreed (the “Additional Purchase Prices” and, together with the Initial Purchase Price, the ‘Purchase Prices”) at closings (the “Additional Closings” and, together with the Initial Closing, the “Closings”) on days mutually acceptable to them on or after the day on which the conditions set forth in Section 1.4 shall have been satisfied or duly waived (the “Additional Closing Date” and, together with the Initial Closing Date, the “Closing Dates”).

(c) Mechanics. At each Closing, (i) the Purchaser shall deliver to the Company, without set off or counterclaim, via wire transfer to an account designated by the Company, the Purchase Price for such Closing in immediately available dollars, (ii) the Company shall deliver to the Purchaser, the Purchased Securities purchased at such Closing and (iii) the Company and the Purchaser shall deliver to each other the other items set forth in Section 1.2 applicable to such Closing. Upon satisfaction of the terms and conditions set forth in Section 1.3 (or, as the case may be, Section 1.4), such Closing shall occur remotely by electronic exchange of Closing documentation using DocuSign or a similar service or, if the parties mutually agree, physically at any location chosen by the parties.

“Issuable Securities” means (i) the shares of Common Stock issuable upon conversion of any Note in accordance with the terms thereof, including shares of Common Stock issued upon conversion, redemption, or amortization of such Note, and shares of Common Stock issued and issuable in lieu of the cash payment of interest on such Note in accordance with the terms of such Note, and (ii) any other shares of Common Stock either issued or required to be issued by the Company hereunder to the Purchaser under any Transaction Document after the Initial Closing Date, whether as payment for an Obligation or otherwise.

“Transaction Securities” means the Purchased Securities and the Issuable Securities.

1.2 Deliveries.

(a) At Each Closing. On or prior to each Closing Date, each of the Company and the Purchaser shall deliver or cause to be delivered to the other party the items identified in Section I (or, as the case may be, Section II) of the closing list attached hereto as Schedule III (the “Closing List”) as being delivered to such party on or prior to such Closing, each dated as of the Closing Date for such Closing and in form and substance satisfactory to the party receiving them. In addition, the Company shall deliver to the Purchaser, such other opinions, statements, agreements and other documents as the Purchaser may require for such Closing, each in form and substance satisfactory to the Purchaser.

(b) Post-Closing. The Company shall deliver or cause to be delivered to the Purchaser the items identified in Section II of the Closing List by the deadlines identified therein, each in form and substance satisfactory to the Purchaser, along with, upon request by the Purchaser, such other opinions, statements, agreements and other documents as the Purchaser may reasonably require to effect the transactions contemplated in the Transaction Documents.

1.3 Conditions to Initial Closing.

(a) To the Company’s Obligations. The obligations of the Company pursuant to Section 1.1(a) in connection with the Initial Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Initial Closing Date:

(i) the representations and warranties of the Purchaser contained herein shall be true and correct as of the Initial Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements required to be performed by the Purchaser on or prior to the Initial Closing Date (other than the obligations set forth in Section 1.1(a) to be performed at the Initial Closing) shall have been performed; and

(iii) the delivery by the Purchaser of the items the Purchaser is required to deliver prior to the Initial Closing Date pursuant to Section 1.2(a).

(b) To the Purchaser’s Obligations. The obligations of the Purchaser pursuant to Section 1.1(a) in connection with the Initial Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Initial Closing Date, both before and after giving effect to the Initial Closing:

(i) the representations and warranties of each Company Party contained in any Transaction Document shall be true and correct as of the Initial Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements required to be performed by any Company Party or any subsidiary thereof on or prior to the Initial Closing Date pursuant to any Transaction Document (other than the obligations set forth in Section 1.1(a) to be performed at the Initial Closing) shall have been performed;

(iii) the items that the Company is required to deliver on or prior to the Initial Closing Date pursuant to Section 1.2(a) shall have been delivered;

(iv) there shall exist no Default or Event of Default;

(v) no Material Adverse Effect shall have occurred from the date hereof through the Initial Closing Date;

(vi) (A) from the date hereof through the Initial Closing Date, trading in the shares of Common Stock shall not have been suspended by the SEC or the Principal Trading Market for such Common Stock, minimum prices shall not have been established on Securities of the Company whose trades are reported by such service or on any Trading Market for such Securities, and at any time prior to the Initial Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, and (B) from the date hereof through the Initial Closing Date, there shall not have occurred any banking moratorium declared by any State or United States Governmental Authorities, any general suspension of trading on any major Trading Market lasting at least a full trading day, any material outbreak or escalation of hostilities or any other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market that, in the reasonable judgment of the Purchaser and without regard to any factors unique to the Purchaser, makes it impracticable or inadvisable to purchase Initial Purchased Securities at the Initial Closing;

(vii) the Company meets the current public information requirements under Rule 144 in respect of the Transaction Securities, where “Rule 144” means Rule 144 promulgated by the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act, as such rule may be amended from time to time, or any similar Regulation hereafter adopted by the SEC having substantially the same effect as such rule;

(viii) to the extent required, the Company has duly notified the SEC and its Principal Trading Market of the issuance of all Transaction Securities to be issued pursuant to this Agreement (including filing a Listing of Additional Shares Notification Form with its Principal Trading Market if required);

(ix) all Consents and Permits listed in the Disclosure Certificate as required to be obtained prior to the Initial Closing Date have been obtained by the Company; and

(x) any other conditions to the Initial Closing or the obligations of the Purchaser contained herein or in the other Transaction Documents shall have been satisfied.

1.4 Conditions to Additional Closings. There are currently no plans for Additional Closings. Nevertheless, if the Purchaser and the Company agree to Additional Closings, this Section 1.4 shall apply.

(a) To the Company’s Obligations. The obligations of the Company pursuant to Section 1.1(b) in connection with each Additional Closing shall be subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Additional Closing Date for such Additional Closing:

(i) the representations and warranties of the Purchaser contained herein shall be true and correct as of such Additional Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements required to be performed by the Purchaser on or prior to such Additional Closing Date (other than the obligations set forth in Section 1.1(b) to be performed at such Additional Closing) shall have been performed;

(iii) the delivery by the Purchaser of the items the Purchaser is required to deliver prior to such Additional Closing Date pursuant to Section 1.2(a);

(iv) any other condition to such obligations of the Company for such Additional Closing as may be agreed between the Purchaser and the Company, each in their sole discretion, shall have been satisfied.

(b) To the Purchaser’s Obligations. The obligations of the Purchaser pursuant to Section 1.1(b) in connection with each Additional Closing shall be subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Additional Closing Date for such Additional Closing, both before and after giving effect to such Additional Closing:

(i) the representations and warranties of each Company Party contained in any Transaction Document shall be true and correct as of such Additional Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements required to be performed by any Company Party or any on or prior to such Additional Closing Date pursuant to any Transaction Document (other than the obligations set forth in Section 1.1(b) to be performed at such Additional Closing) shall have been performed;

(iii) the items that the Company is required to deliver on or prior to such Additional Closing Date pursuant to Section 1.2(a) shall have been delivered;

(iv) there shall exist no Default or Event of Default;

(v) no Material Adverse Effect shall have occurred from the date hereof through such Additional Closing Date;

(vi) (A) from the date hereof through such Additional Closing Date, trading in the shares of Common Stock shall not have been suspended by the SEC or the Principal Trading Market for such Common Stock, minimum prices shall not have been established on Securities of the Company whose trades are reported by such service or on any Trading Market for such Securities, and at any time prior to such Additional Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, and (B) from the date hereof through such Additional Closing Date, there shall not have occurred any banking moratorium declared by any State or United States Governmental Authorities, any general suspension of trading on any major Trading Market lasting at least a full trading day, any material outbreak or escalation of hostilities, or any other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market that, in the reasonable judgment of the Purchaser and without regard to any factors unique to the Purchaser, makes it impracticable or inadvisable to purchase Purchased Securities at the Additional Closing;

(vii) the Company meets the current public information requirements under Rule 144 in respect of the Transaction Securities, where “Rule 144” means Rule 144 promulgated by the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act, as such rule may be amended from time to time, or any similar Regulation hereafter adopted by the SEC having substantially the same effect as such rule;

(viii) to the extent required, the Company has duly notified the SEC and its Principal Trading Market of the issuance of all Transaction Securities to be issued pursuant to this Agreement (including filing a Listing of Additional Shares Notification Form with its Principal Trading Market if required);

(ix) all Consents and Permits listed in the Disclosure Certificate as required to be obtained prior to the Additional Closing Date have been obtained by the Company;

(x) any other conditions to such Additional Closing or the obligations of the Purchaser contained herein or in the other Transaction Documents shall have been satisfied;

(xi) any other condition to such obligations of the Purchaser for such Additional Closing as may be agreed between the Purchaser and the Company, each in their sole discretion, shall have been satisfied.

ARTICLE II	REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company Parties. The Company hereby makes the following representations and warranties as to each Company Party (and, to the extent provided in the Guaranty or the Security Agreement or any other Transaction Document, each other Company Party makes the following representations and warranties as, and to the extent applicable to, such Company Party) to the Purchaser as of the date hereof and each Closing Date:

(a) Disclosure Schedule. All of the representations and warranties set forth on the Disclosure Schedule.

(b) Full Disclosure. All of the disclosures furnished on behalf of, and all of the representations and warranties made by, any Company Party in any Transaction Document and all statements contained in the Disclosure Certificate or any certificate or other document furnished or to be furnished to the Purchaser or any Purchaser Party or their attorneys or advisors pursuant to any Transaction Document are true and correct and none contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. The Company Parties have responded to all questions in the due diligence questionnaire (and any amendment or additional questions or questionnaires) provided by the Purchaser prior to the date hereof completely and truthfully and have provided in response all of the information available to them that would reasonably be qualified as responsive thereto, except where such Company Parties have indicated to the Purchaser that specific information could not be provided and why. The press releases disseminated by the Company Parties during the twelve months preceding the date of this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject only to the Standard Enforceability Exceptions.

(b) Own Account. The Purchaser understands that the Purchased Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Purchaser is acquiring the Transaction Securities acquired as of the date this representation is made as principal for its own account, in the ordinary course of business, and not with a view to or for distributing or reselling such Transaction Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any such Security in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of any such Securities in violation of the Securities Act or any applicable state securities law; provided, that nothing in this clause (b) shall be construed to limit the Purchaser’s ability to sell such Securities or to require the Purchaser to hold any such Securities for any minimum or other specific term and the Purchaser reserves the right to dispose of any such Securities at any time in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws.

(c) Purchaser Status. At the time the Purchaser was offered or otherwise purchased or acquired the Purchased Securities, it was, and as of the date hereof it is, and on each date on which it acquires Issuable Securities it is and will be, a sophisticated investor accustomed to transactions like the purchase of the Purchased Securities hereunder and an “accredited investor” as defined under the Securities Act and the Regulations thereunder.

(d) Experience of The Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Purchased Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not acquiring any Purchased Security as a result of any advertisement, article, notice or other communication regarding Purchased Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including any “short sale” (as defined in Rule 200 of Regulation SHO of the Exchange Act) (“Short Sale”), of the Securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle (whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets), the representation set forth above in this clause (f) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to acquire the Purchased Securities covered by this Agreement.

Each Company Party acknowledges and agrees that the representations and warranties of the Purchaser set forth in Section 2.2 shall not modify, amend or affect the Purchaser’s right to rely on the representations and warranties of any Company Party contained in this Agreement or in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

2.3 Credit Reports and Inquiries.

(a) Credit Reports. Each Company Party authorizes the Purchaser Parties, their agents and representatives and any credit reporting agency engaged by any Purchaser Party, to (i) investigate any references given or any other statements or data obtained from or about the Company Parties for the purpose of the Transaction Documents, (ii) obtain consumer business credit reports on the Company Parties, (iii) contact personal and business references provided by any Company Parties, at any time now or for so long as any amounts remains unpaid under the Transaction Documents, and (iv) share information regarding the Company Parties’ performance under this Agreement with affiliates and unaffiliated third parties.

(b) Credit Inquiries. Each Company Party hereby authorizes the Purchaser (but it shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Company Party.

ARTICLE III	Negative covenants

3.1 Negative Covenants. From and after the date hereof, and for so long as any portion of any Note or any Obligation remains outstanding, no Company Party shall, and no Company Party shall permit any of its Subsidiaries to, directly or indirectly, do, or enter into any Contractual Obligation or arrangement to do, any of the following:

(a) Indebtedness. create, incur, assume, enter into or suffer to exist, any Indebtedness (other than Permitted Debt), or repay the principal amount of, redeem, purchase or otherwise acquire or offer to repay the principal amount of, redeem, repurchase or otherwise acquire, any Indebtedness (other than Permitted Debt), whether or not existing on the date hereof;

(b) Liens. create, incur, assume, permit or suffer to exist any Lien of any kind, on or with respect to any of its assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, other than the Liens securing the Obligations created pursuant to the Transactions Documents and Permitted Liens;

(c) Asset Sales. Sell any of its assets other than disposition of assets in the ordinary course of business;

“Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, conveyance, transfer, assignment or other disposition to, or any exchange of property (other than cash and cash equivalents) with, any person of, or any other transaction permitting any person to acquire, in one transaction or a series of transactions, any right, title or interest in, all or any part of a business or any property of any kind (other than cash and cash equivalents) including a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable and including acquiring or Selling any Derivative intended to transfer, or having the effect of transferring, any risk relating to any such right, title or interest in such business or property, including any risk of Loss relating to holding any such right, title or interest. To “Sell” shall have a correlative meaning;

(d) Restricted Payments. make, approve, or offer to make any Restricted Payment with respect to any shares of Capital Stock or Stock Equivalents (other than the issuance and distribution of the Transaction Securities, and then only as otherwise required under the Transaction Documents);

“Restricted Payment” means, for any person, (i) any dividend, stock split or other distribution, direct or indirect (including by way of spin off, reclassification, corporate rearrangement, scheme of arrangement or similar transaction), on account of, or otherwise to the holder or holders of, any shares of any class of Capital Stock of such person now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such person by such person or any Affiliate thereof now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any Stock Equivalents now or hereafter outstanding; provided, that, for the avoidance of doubt, (A) any cashless exercise of an employee stock option in which options are cancelled to the extent needed such that the “in-the-money” value of the options (i.e. the excess of market price over exercise price) that are cancelled is utilized to pay the exercise price, and applicable taxes, shall not constitute a “Restricted Payment” and (B) a distribution of rights (including rights to receive assets) or options shall constitute a “Restricted Payment”.

(e) Issuances of Capital Stock to Related Parties. issue any Capital Stock or Stock Equivalents to any Related Party that is not a Company Party or a Subsidiary of any Company Party, except for Exempt Issuances;

“Exempt Issuance” means the issuance of (i) shares of Common Stock or options or other awards of Capital Stock or Stock Equivalents to employees, officers, directors, advisors or independent contractors of the Company Parties as compensation for services provided to any Company Party or any of their Subsidiaries; provided, that such issuance is approved by a majority of the board of directors of the Company; and provided, further that such issuance shall not exceed in the aggregate five percent (5%) of the outstanding shares of Common Stock without the prior approval of the Purchaser, (ii) shares of Common Stock, warrants or options to advisors or independent contractors of any Company Party for compensatory purposes, (iii) Securities upon the exercise or exchange of or conversion of any Transaction Securities issued hereunder and/or other Securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such Securities have not been amended since the date hereof to increase the number of such Securities or to decrease the exercise price, exchange price or conversion price of such Securities, (iv) Securities issuable pursuant to any contractual anti-dilution obligations of the Company in effect as of the date hereof, provided that such obligations have not been materially amended since the date of hereof, and (v) Securities issued pursuant to acquisitions or any other strategic transactions approved by a majority of the disinterested members of the board of directors of the Company; provided, that (x) such acquisitions and other strategic transactions shall not include transactions in which any Company Party or any of its Subsidiaries is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (y) such Securities are not issued to persons who were officers, directors or other Related Parties or advisors or independent contractors of the Company Parties and its Subsidiaries prior to such acquisition or strategic transaction (unless such Securities are issued to such advisors or independent contractors for the purpose of compensation for work done solely in connection with such acquisition or other strategic transaction). Notwithstanding the foregoing, “Exempt Issuance” shall not include an issuance of any Variable-Priced Equity Linked Instruments or any issuance pursuant to any Equity Line of Credit.

“Equity Line of Credit” means any transaction involving a Contractual Obligation of any person with a counterparty whereby such person has an option to Sell its Securities to such counterparty over an agreed period of time and at future determined price or price formula, other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions and other than in connection with fixed-price rights public offerings and similar transactions that are not Variable-Priced Equity-Linked Instruments.

(f) Fundamental Transactions. consummate a Fundamental Transaction, amend its charter documents in any manner that materially and adversely affects any rights of the Purchaser or change the nature of its business from the business conducted by it on the date hereof;

“Fundamental Transaction” means any of the following transactions, whether effected directly or indirectly or through on or a series of related transactions: (i) any merger or consolidation of the Company, (ii) any merger or consolidation of any other Company Party with or into another person that is not a Company Party; (iii) any Sale or license of any right, title or interest in the assets of any Company Party, other than to a Company Party and other than transactions in the ordinary course of business and transactions that, individually or in the aggregate, affect less than 10% of the market value of the consolidated assets of the Company Parties, (iv) the completion of any purchase offer, tender offer or exchange offer (whether by the Company or another person) pursuant to which holders of Common Stock Sell, tender or exchange their shares for other Securities, cash or property, and (v) any other corporate reorganization, Securities purchase or other business combination involving the Company or, if all surviving entities are not a Company Party, any other Company Party, including any spin-off or scheme of arrangement of any Company Party, any reorganization, recapitalization or reclassification of the Common Stock, any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other Securities, cash or other assets.

(g) Related Party Transactions. enter into any other transaction with, or make any other payment to, any Related Party of the Company that is not a Company Party or Subsidiary of any Company Party, including (A) investments by any Company Party or any Subsidiary thereof in such other Related Party, whether in Capital Stock, Stock Equivalents, other Securities, Indebtedness owing by such Related Party or otherwise, or Indebtedness owing to any such other Related Party and (B) Sales, whether by such Related Party or any Company Party, of any asset), except for (x) payments with respect to Permitted Debt permitted pursuant to Section 3.1(a), (y) transactions in the ordinary course of business on a basis no less favorable to the Company Parties and their Subsidiaries as would be obtained in a comparable arm’s length transaction with a person that is not a Related Party and that are expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval) and (z) salaries and other director or employee or other staff or agent compensation, including expense reimbursements and employee benefits, of the Company Parties and their Subsidiaries that, in the case of officers, directors and employees, staff and agents that are also Related Parties even if their employee, staff or agent relationship is not taken into account, does not include any increase from the compensation in effect on, and disclosed to the Purchaser on or before the date hereof;

(h) Use of Proceeds. fail to use the proceeds received from the issuance of the Transaction Securities as represented in Schedule 17 of the Disclosure Certificate (including by being engaged in operations involving the financing of any investments or activities in, or any payments to, any Sanctioned Person) or conduct its business in a manner that causes it to become an “investment company” subject to registration under the Investment Company Act of 1940, as amended, or a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended) or fail to provide a certification to the Purchaser with respect to any of the foregoing items in this Section 3.1(h) upon the Purchaser’s request; or

(i) Compliance with Sanctions, Permits and other Regulations. directly or indirectly (including through agents, contractors, trustees, representatives or advisors) (a) be in violation of any Sanctions Law or engage in, or conspire or attempt to engage in, any transaction evading or avoiding any prohibition in any Sanctions Law, (b) be a Sanctioned Person or derive revenues from investments in, or transactions with Sanctioned Persons, (c) have any assets located in Sanctioned Jurisdictions, (d) deal in, or otherwise engage in any transactions relating to, any property or interest in property blocked pursuant to any Regulation administered or enforced by OFAC or (e) fail to comply with any material Regulations or Contractual Obligations applicable to it or fail to obtain or comply with any material Permits.

3.2 Limits on Future Issuances.

(a) No Issuance of Variable-Priced Equity-Linked Instruments. For as long as any Note or any Obligation remains outstanding, no Company Party shall effect, or enter into any Contractual Obligation to effect, any issuance by any Company Party or any Subsidiary of a Variable-Priced Equity-Linked Instrument.

“Variable-Priced Equity-Linked Instrument” means (A) any Stock Equivalent convertible into, exercisable or exchangeable for, or carrying the right to receive, shares of Common Stock or any other Securities of any Company Party either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for such Common Stock or Securities at any time after the initial issuance of such Stock Equivalent, or (2) with a conversion, exercise or exchange price that is subject to being reset on more than one occasion at some future date at any time after the initial issuance of such Stock Equivalent due to a change in the market price of such Common Stock or Securities since such initial issuance (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions), and (B) any amortizing, convertible Stock Equivalent that amortizes prior to its maturity date, where any Company Party is required or has the option to (or any investor in such transaction has the option to require such Company Party to) make such amortization payments in shares of Common Stock or other Securities which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock or other Securities at any time after such initial issuance of such Stock Equivalent (regardless of whether making such payments in such manner is subject to various conditions). The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any issuance of any Variable-Priced Equity-Linked Instrument (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right to collect damages.

(b) No Exchange Transactions. For as long as any Note or any Obligation remains outstanding, no Company Party, no Related Party of any Company Party will, directly or indirectly (including through agents, contractors, trustees, representatives or advisors): (a) solicit, initiate, encourage or accept any other inquiries, proposals or offers from any person relating to any exchange (i) of any Security of any Company Party for any other Security of any Company Party, except to the extent consummated pursuant to the terms of Stock Equivalents of the Company as in effect as of the date hereof and disclosed in the Disclosure Certificate on the date hereof or (ii) of any Indebtedness for any Security of, or claim against, any Company Party (any such transaction described in clauses (i) or (ii), an “Exchange Transaction”); (b) enter into, effect, alter, amend, announce or recommend to its stockholders any Exchange Transaction with any person; or (c) participate in any discussions, conversations, negotiations or other communications with any person regarding any Exchange Transaction, or furnish to any person any information with respect to any Exchange Transaction, or otherwise cooperate in any way, assist or participate in, facilitate or encourage, any effort or attempt by any person to seek an Exchange Transaction involving any Company Party. For as long as any Note or any Obligation remains outstanding, no Company Party and no Related Party of any Company Party, will, either directly or indirectly (including through agents, contractors, trustees, representatives or advisors), cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any person to effect any acquisition of securities or indebtedness of, or claim against, the Company by such person from an existing holder of such securities, indebtedness or claim in connection with a proposed exchange of such securities or indebtedness of, or claim against, the Company (whether pursuant to Section 3(a)(9) or 3(a)(10) of the Securities Act or otherwise) (a “Third Party Exchange Transfer”). The Company Parties and each of their Related Parties shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons with respect to any of the foregoing. For all purposes of this Agreement, violations of the restrictions set forth in this Section 3.2 by any Company Party, or any Subsidiary or Affiliate of any Company Party, or any officer, employee, director, agent or other representative of any Company Party or any Subsidiary or Affiliates of any Company Party shall be deemed a direct breach of this Section 3.2 by the Company.

(c) No At the Market Offerings or Equity-Lines of Credit. For as long as ten percent (10%) of the aggregate initial principal amount of the Notes remains outstanding thereunder, except with the consent of the Purchaser and except for facilities led by the Purchaser, no Company Party and no Subsidiary of any Company Party shall (i) effect, or enter into any Contractual Obligation to effect, any “at-the-market” offering for any Capital Stock or (ii) enter into any Equity Line of Credit or draw on any existing Equity Line of Credit.

(d) The Purchaser shall be entitled to obtain injunctive relief against any Company Party to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

3.3 No Claims Under Stockholder’s Rights Plan. No claim will be made or enforced by any Company Party or, with the consent of any Company Party, by any other person, that any Purchaser Party is an “acquiring person” (or similar or equivalent term) under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser Party could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Transaction Securities under the Transaction Documents or under any other agreement between the Company and any Purchaser Party.

3.4 No Integration. The Company shall not engage in any Sale, offer for Sale or engage in any solicitation of offers to buy, any Security (or otherwise negotiate in respect of any of the foregoing) that would be integrated with (i) the offer or sale of the Transaction Securities in a manner that would require the registration under the Securities Act of the sale of the Transaction Securities or (ii) the offer or sale of the Transaction Securities for purposes of the Regulations of any Trading Market of any Securities of any Company Party in a manner that would require shareholder approval prior to the closing thereof, unless such shareholder approval is obtained before such closing.

ARTICLE IV	affirmative covenants

4.1 Reserved.

4.2 Most Favorable Terms (MFN). From and after the date hereof and thereafter for as long as any Note, Warrant or any Obligation remains outstanding, if the Company grants, issues, Sell or modifies any term of, any Securities or Indebtedness in the future or has entered into on or prior to the date of this Agreement, or shall in the future enter into, any Contractual Obligation with any purchaser or holder of any Securities or Indebtedness of the Company, in each case that provides any purchaser or holder of any such Security or Indebtedness with any term that is more favorable than a term available to the Purchaser in the Transaction Documents, the Company shall notify the Purchaser of such term in writing on or before the date that is three (3) trading days after the date of such grant, issuance, Sale or modification or, as the case may be, of execution of such Contractual Obligation, and the Purchaser shall have the right, by notifying the Company of its election to do so, to elect in writing within thirty (30) days of the receipt of such notice to elect to have such terms apply to such Transaction Documents. Upon effective delivery of such notice from a Purchaser, the applicable Transaction Documents shall, automatically and without any further action (and notwithstanding the requirements of Section 5.3), be deemed to be amended to include such more favorable term (and, if applicable, replace any less favorable term). On the next trading day following receipt of such notice and request from the Purchaser, the Company shall deliver an acknowledgment of such amendment in form and substance satisfactory to the Purchaser in its sole discretion; provided, that the Company’s failure to timely provide such acknowledgement shall not change the effectiveness of such amendment.

4.3 Reservation and Listing.

(a) The Company shall reserve for issuance of the Issuable Securities from its duly authorized Capital Stock a number of shares of Common Stock at least equal to the higher of the Reserve Amount or such amount as may then be required to fulfill its obligations in full under the Transaction Documents. Upon a reverse stock split or increase in the authorized Common Stock of the Company, the Company will immediately instruct the Transfer Agent to reserve at least the new amount applicable under this Section 4.3(a) after giving effect to such stock split or increase. In addition, the Company shall update with the Transfer Agent at least monthly the amount reserved pursuant to this Section 4.3(a).

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Reserve Amount on such date, then the board of directors of the Company shall amend the Company’s Articles of Incorporation (or equivalent governing document) to increase the number of authorized but unissued shares of Common Stock to the Reserve Amount at such time, as soon as possible and in any event not later than the 60th day after such date.

(c) The Company shall: (i) in the time and manner required by the Principal Trading Market for the Common Stock, prepare and file with such Principal Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Reserve Amount on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Principal Trading Market as soon as possible thereafter; (iii) provide to the Purchaser evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Reserve Amount on such date on such Principal Trading Market or any other Trading Market for such Common Stock.

(d) “Reserve Amount” means, as of any date, 200% of the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, calculated (i) including any Issuable Securities issuable upon conversion or exercise of the Purchased Securities, (ii) ignoring any conversion or exercise limits set forth therein, (iii) assuming that the conversion prices of the Notes and the exercise prices of the Warrants are, at all times on and after the date of determination, the conversion prices or exercise prices, as the case may be, effective on the trading day immediately prior to the date of determination and (iv) adjusting all of the foregoing ratably to account for any reverse stock split or similar reclassification of the Common Stock.

4.4 Disclosures.

(a) No Material Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, each Company Party covenants and agrees that none of it, its Related Parties or any other person acting on their behalf, will provide the Purchaser, any Purchaser Party or their respective agents or counsel with any information that constitutes, could constitute, or that any Company Party believes constitutes or could constitute, material non-public information, unless prior thereto such information is disclosed to the public or the Purchaser shall have entered after the date hereof into a written agreement with the Company regarding the confidentiality and use of such information. There has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control that has not been consummated. Each Company Party represents and warrants that the Purchaser has not been provided by any Company Party, any Related Party of any Company Party, or any other person acting on their behalf, any information, that constitutes, or may constitute, or that any such person believes constitutes or may constitutes, material non-public information with respect to any Company Party. Any non-disclosure agreement entered into between the Purchaser and any Company Party is terminated as provided in clause (b) below. Therefore, the Purchaser does not have any duty of confidentiality (or a duty not to trade on the basis of material non-public information) to any Company Party, any of Related Party of any Company Party, or any other person acting on their behalf, and is governed only by applicable Regulations. Each Company Party understands and confirms that the Purchaser is and shall be relying on the foregoing representations, warranties and covenants in effecting transactions in Transaction Securities and any other Securities of the Company.

(b) Disclosure of Transaction Documents. The Company shall issue a press release by 9 a.m. on the trading day next following the date hereof publicly announcing the execution of the Transaction Documents and shall file with the SEC a current report on Form 8-K or 1-U, as applicable, that includes the Transaction Documents as exhibits thereto within the time required by the Exchange Act. The Company represents and warrants to, and agree with, each Purchaser Party that, from and after such disclosure, it shall have publicly disclosed all material, non-public information delivered to any Purchaser Party or their Related Parties (or their respective agents, contractors, trustees, representatives and advisors) by any Company Party (including through agents, contractors, trustees, representatives and advisors) in connection with the transactions contemplated by the Transaction Documents. Thereafter, to the extent any new Transaction Document (including any notice provided thereunder) could be argued to include any material non-public information, the Company shall within two (2) trading days disclose such Transaction Document on Form 8-K or 1-U, as applicable. From and after such disclosure, the Company represents and warrants to each Purchaser Party that it shall have publicly disclosed (and shall ensure that as part of such disclosure and thereafter it shall publicly disclose within two (2) trading days) all material, non-public information delivered to any Purchaser Party or any of their Related Parties (or their respective agents, contractors, trustees, representatives and advisors) by any Company Party or any of their Affiliates or any of their respective Related Parties (or their respective agents, contractors, trustees, representatives and advisors), in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon such disclosure, any and all confidentiality or similar obligations under any Contractual Obligation, whether written or oral, between any Company Party, any of their Affiliates or any of their respective Related Parties (or their respective agents, contractors, trustees, representatives and advisors), on the one hand, and any Purchaser Party or any of their Related Parties (or their respective agents, contractors, trustees, representatives and advisors), on the other hand, shall immediately terminate and, from and after such disclosure, no such obligations shall be valid, even if entered into after the date of this Agreement (unless such obligation specifically mentions and refers to this clause (a) as inapplicable in a writing signed by such Purchaser Party), including “click through” agreements and confidentiality clauses incorporated in larger agreements.

(c) No Form D Filing. This is a private transaction negotiated with, and tailored to, the Purchaser and no Securities were offered or sold to the Purchaser by means of any form of general solicitation or general advertising. This transaction does not rely on Regulation D under the Securities Act and, therefore, the Company does not intend or need to file a Form D.

(d) Press Releases and other Public Disclosures. The Company and the Purchaser shall consult with each other in issuing other press releases and making any other public disclosure with respect to the transactions contemplated hereby, and none of the Purchaser or any Company Party shall issue any such public disclosure without each other’s prior consent, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Irrespective of the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the SEC or any Trading Market or any other Governmental Authority, without the prior written consent of the Purchaser, except as required by Regulations, in which case the Company shall provide to the Purchaser prior notice of such disclosure permitted under this clause (d).

(e) Use of Purchaser Trademark. Notwithstanding anything else in any Transaction Document, no Company Party shall, and each Company Party shall ensure that their Subsidiaries do not, publicly disclose the name, trademark, service mark, symbol, logo (or any abbreviation, contraction or simulation thereof) of, or otherwise refer to, the Purchaser or any other Purchaser Party (including in any filing with the SEC, regulatory agency or Trading Market for any Securities of any Company Party or their Subsidiaries, including any Form 8-K or, as applicable, Form 1-U filing) without the prior consent of the Purchaser (including in any press release, letterhead, public announcement or marketing material), except, and then only after consulting with such Purchaser, to the extent required to do so under applicable Regulations (including as required in any registration statement filed with the SEC). None of the Company Parties and their Affiliates shall represent that any Company Party or any of its Affiliates, any product or service of the Company Parties or their Affiliates, or any know how or policy or practice of the Company Parties or their Affiliates has been approved or endorsed by any Purchaser Party.

(f) Financing Statements and Other Periodic Filings. Following the date of this Agreement, (i) the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and shall not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act and (ii) the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Whether or not the Company shall be subject to the Exchange Act, the Company shall meet the current public information requirements of Rule 144(c) under the Securities Act.

(g) Public Information Failure Payments. At any time during the period commencing from the six (6)-month anniversary of the date hereof and ending at such time that all of the Transaction Securities have been sold or may be sold by the Purchaser without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell its Transaction Securities, an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of the Purchaser’s Purchased Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchaser to transfer pursuant to Rule 144 any Transaction Securities. The payments to which the Purchaser shall be entitled pursuant to this Section 4.4(g) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) business day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments when required by the preceding sentence, such Public Information Failure Payments shall bear interest at the rate of two percent (2.0%) per month (accruing and due daily and prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief and recovery of loss profits.

(h) Disclosures to the Purchaser. The Company shall immediately notify the Purchaser in writing of the occurrence of (i) any Default or Event of Default, (ii) any failure to comply with any Transaction Document, (ii) any Disqualification Event relating to any Company Covered Person and (iii) any event that, with the passage of time, would become such a Disqualification Event. Each Company Party shall promptly (and in any event within five (5) business days) provide to each Purchaser Party any documents or other information requested by such Purchaser Party to determine compliance with any provision of any Transaction Document, to Sell any Transaction Security or to enforce its rights under any Transaction Document.

4.5 DWAC Eligible, Freely Tradeable and Listed, Piggyback Registration.

(a) DWAC. The Company shall ensure that (i) its shares of Common Stock are and remain eligible at the Depository Trust Company (“DTC”) for full services pursuant to DTC’s operational arrangements, including transfer through DTC’s Deposits/Withdrawal at Custodian (“DWAC”) system, and not subject to any restriction or limitation imposed by or on behalf of the Deposit Trust Corporation on any of its services or any other restriction or limitation on the use of the services provided by the Deposit Trust Corporation (i.e., a “DTC chill”), (ii) the Company has been approved (without revocation) by the DTC’s underwriting department, (iii) the Transfer Agent is approved as an agent in the DTC’s Fast Automated Securities Transfer Program, (iv) the Issuable Securities are otherwise eligible for delivery via DWAC, and (v) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Issuable Securities via DWAC (“DWAC Eligible”).

(b) Freely Tradeable. The Company shall ensure that all shares of Common Stock issued or issuable pursuant to the Transaction Documents (including the Issuable Securities) are freely tradeable. For the purposes of this Agreement, such shares shall be deemed “freely tradeable” if such shares are eligible for resale pursuant to (i) Rule 144 (provided the Company is compliant with its current public information requirements) promulgated by the SEC pursuant to the Securities Act or such shares are the subject of a then effective registration statement or (ii) an effective “shelf” or resale registration statement under the Securities Act, in customary form and reasonably acceptable to all of the holders thereof, is effective under the Securities Act, registering the resale of such Transaction Securities by all such holders and names all such holders as selling security holders thereunder.

(c) Piggyback Registrations. If, at any time while the Note is outstanding, the Company intends to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans), then the Company shall deliver to the Purchaser a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice the Purchaser shall so request in writing, the Company shall, as soon as practicable, include in such registration statement all or any part of such Issuable Securities the Purchaser requests to be registered.

(d) Trading Markets. The shares of Common Stock are trading, and the Company believes in good faith that they shall continue to trade uninterrupted, on the Principal Trading Market and all other Trading Markets for such Common Stock. All of the shares of Common Stock issued or issuable pursuant to the Transaction Documents (including the Issuable Securities) are listed or quoted for trading, and the Company shall use its best efforts to ensure that such shares continue to be listed or quoted for trading interrupted, on the Principal Trading Market and each such other Trading Market.

4.6 Transfer Restrictions.

(a) The Transaction Securities may only be disposed of in compliance with applicable securities Regulations. In connection with any transfer of Transaction Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.6(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, at the Company’s sole expense in the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Transaction Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchaser agrees to the imprinting, for as long as is required by this Section 4.6, of a legend on all of the Purchased Securities in the following form:

[THIS SECURITY HAS NOT] [NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE][EXCHANGEABLE] HAVE] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES REGULATIONS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE OR PLEDGED AS SECURITY IN THE ABSENCE OF SUCH REGISTRATION WITHOUT RELIANCE ON AN EXEMPTION UNDER THE SECURITIES ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES REGULATIONS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] [EXERCISE] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN FROM AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of its Transaction Securities to a financial institution that is a sophisticated investor and an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Transaction Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Transaction Securities may reasonably request in connection with a pledge or transfer of the Transaction Securities.

(c) No certificate evidencing any Transaction Security shall contain any legend (including the legend set forth in Section 4.6(b)) in the following cases: (i) while a registration statement covering the resale of such Transaction Security is effective under the Securities Act; (ii) following any sale of such Transaction Security pursuant to Rule 144; (iii) if such Transaction Security is eligible for sale under Rule 144; or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall upon request of the Purchaser and at the Company’s sole expense cause its counsel (or at the Purchaser’s option, exercised in its sole discretion, counsel selected by the Purchaser) to issue a legal opinion to the Transfer Agent promptly after any of the events described in (i)-(iv) in the preceding sentence to effect the removal of any legend (including that described in Section 4.6(b)), with a copy to the Purchaser and its broker. If all or any portion of any Purchased Security is converted or exercised, respectively, at a time when there is an effective registration statement to cover the resale of the Issuable Securities, or if any Transaction Security may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Issuable Security or Transaction Security shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.6(c), it will, no later than two (2) trading days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing a Transaction Security issued with a restrictive legend (such second (2nd) trading day being referred to as the “Legend Removal Date” of such Transaction Securities of the Purchaser), instruct the Transfer Agent to deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.6. Certificates for the Transaction Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

(d) In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, $1,000 per trading day for each trading day after the Legend Removal Date for such Transaction Securities of the Purchaser until such certificate is delivered without a legend. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Transaction Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief.

4.7 Trading Activities of Purchaser. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling Transaction Securities of the Company or from entering into Short Sales or Derivatives based on securities issued by the Company or to hold the Transaction Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including Short Sales or Derivatives, before or after any Closing, as well as the closing of any future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Purchaser, and counter-parties in Derivatives to which the Purchaser is a party, directly or indirectly, may presently have a “short” position in the shares of Common Stock and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any Derivative. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times during the period that the Transaction Securities are outstanding, including, during the periods that the value of the Issuable Securities deliverable with respect to Transaction Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities and Derivatives do not constitute a breach of any of the Transaction Documents.

4.8 Indemnification of Each Purchaser Party.

(a) Each Company Party shall, jointly and severally, indemnify against, and hold harmless from, the Purchaser, its Related Parties, each person who controls any of them (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their agents, contractors, trustees, representatives and advisors (each, a “Purchaser Party”) any and all Losses that any Purchaser Party may suffer or incur as a result of or relating to any of the following: (a) the execution, existence, administration, performance or enforcement by any Purchaser Party of any of the Transaction Documents or consummation of any transaction described therein, including any real or alleged untrue statement of a material fact, or real or alleged omission of any material fact, in any SEC Report, including any registration statement, or any prospectus or any amendment or supplement thereto, (b) the existence of, perfection of, a Lien upon or the Sale or collection of, or any other damage, Loss, failure to return or other realization upon any Collateral, (c) any representation or warranty of any Company Party or any of their Related Parties in any Transaction Document being untrue when made or the failure of any Company Party or any of their Related Parties (whether directly or through their agents, contractors, trustees, representatives and advisors) to observe, perform or discharge any of the covenants or duties under any of the Transaction Documents, or (d) any Proceeding, whether or not any Purchaser Party is a party thereto (including Proceedings instituted by any Governmental Authority or any holder of any equity interest in, or other direct or indirect investor in, the Company who is not an Affiliate of such Purchaser Party) with respect to any of the Transaction Documents or the transactions contemplated therein. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of the recipient of any payment made under any Transaction Document, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be imposed on any Company Party or Purchaser Party, whether or not lawfully payable, on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Transaction Documents, or the creation or repayment of any of obligations hereunder, by reason of any applicable Regulations now or hereafter in effect, each Company Party shall, jointly and severally, pay (or shall promptly reimburse such Purchaser Party for the payment of) all such Taxes, including any interest, penalties, expenses and other Losses with respect thereto), and will indemnify and hold the Purchaser Parties harmless from and against all Losses arising therefrom or in connection therewith. The foregoing indemnities shall not apply to Losses (x) incurred by any Purchaser Party as a result of its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction or (y) incurred by any Purchaser Party and directly and solely caused by the Company Parties including in SEC Reports or any prospectus or any amendment or supplement thereto information about such Purchaser Party provided by such Purchaser Party and approved by such Purchaser Party for inclusion in such filing. Notwithstanding anything to the contrary in any Transaction Document, the obligations of the Company Parties with respect to each indemnity given by them in this Agreement or any of the other Transaction Documents in favor of the Purchaser Parties shall survive the payment in full of the Notes, the exercise of the Warrants, the Sale of the Transaction Securities and the termination of this Agreement. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against any Company Party or others and any liabilities any Company Party may be subject to pursuant to any Regulation.

(b) “Losses” means all liabilities, amounts due, rights, demands, covenants, duties, obligations (including indebtedness, receivables and other contractual obligations), claims, damages, Proceedings and causes of actions, settlements, judgments, damages, losses (including reductions in yield), debts, responsibilities, fines, penalties, sanctions, commissions and interest, disbursements, Taxes, interest, charges, costs, fees and expenses (including fees, charges, and disbursements of financial, legal and other advisors, consultants and professionals and, if applicable, any value-added and other taxes and charges thereon), in each case of any kind or nature, whether joint or several, whether now existing or hereafter arising and however acquired and whether or not known, asserted, direct, contingent, liquidated, due, consequential, actual, punitive or treble. “Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of the Purchaser, taxes imposed on or measured by the net income or overall gross receipts of the Purchaser.

ARTICLE V	MISCELLANEOUS

5.1 Termination and Survival. This Agreement may be terminated by the Purchaser by written notice to the Company, if the Initial Closing has not occurred on or before the tenth (10th) business day following the date hereof. Termination of this Agreement will not affect the right of any party to sue for any breach by any other party (or parties) prior to such termination. The representations and warranties, covenants and other provisions hereof shall survive each Closing and the delivery of the Purchased Securities. Notwithstanding any termination of any Transaction Document, the reimbursement and indemnities to which the Purchaser Parties are entitled under the provisions of any Transaction Document shall continue in full force and effect and shall protect the Purchaser Parties against events arising after such termination as well as before.

5.2 Fees and Expenses. Whether or not the transactions contemplated hereby shall be consummated or any Purchased Securities shall be purchased, the Company agrees to pay promptly to each Purchaser Party, or reimburse each Purchaser Party for, the following:

(a) all the actual and reasonable costs, fees and expenses of negotiation, preparation, execution and closing of any Transaction Document and the transfer of any Transaction Security in connection therewith and the consummation of the other transactions contemplated thereby, in each case on or about the Initial Closing Date, including the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection therewith; provided, that such reimbursement obligation shall not exceed $10,000 in the aggregate;

(b) all the actual and reasonable costs, fees and expenses of negotiation, preparation, execution and closing of any Transaction Document and the issuance, delivery and transfer of any Transaction Security in connection therewith and the consummation of the other transactions contemplated thereby, in each case after the Initial Closing Date, including in connection with any subsequent Closing and including the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection with any of the foregoing;

(c) all the costs, fees and expenses of preparation, printing and distribution of any SEC Report or any registration statement or prospectus for any Transaction Securities, of any other registration statement or prospectus, of any amendment or supplement to any of the foregoing, or of the Transfer Agent (including any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice, exercise notice or other Transaction Document delivered after the Initial Closing by any Purchaser Party) and all other costs and expenses (including stamp taxes and other taxes and duties levied) incurred in connection with the delivery to, or exercise or conversion by, the Purchaser of any Transaction Securities, including the filing of any Form 13D, 13G or any other form with the SEC in connection with Transaction Securities (or the filing of any other form with any other Governmental Authority required in connection therewith) and any communication with, or Proceeding before, any Governmental Authority in connection therewith any of the foregoing;

(d) all the actual and reasonable costs, fees and expenses of creating and perfecting Liens in favor of such Purchaser Party, pursuant to any Transaction Document, including costs associated with any Intellectual Property Security Agreement or Control Agreement, UCC fees, other filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to such Purchaser Party;

(e) all the actual and reasonable costs, fees and expenses of administration of the Transaction Documents, including the issuance, delivery, transfer, exercise or conversion of any Transaction Security and the removal of any legend thereon, the preparation, execution and closing of any consents, amendments, waivers or other modifications to any Transaction Document or any Transaction Security and the execution of new Transaction Documents, including in each case the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection therewith and in connection with any other documents or matters requested by such Company Party (including through agents, contractors, trustees, representatives and advisors) or otherwise prepared or delivered in connection with any Transaction Document;

(f) all the actual and reasonable costs, fees and expenses of the inspection, verification, custody or preservation of any Collateral or of the creation, perfection or preservation of, or the establishment or maintenance of the priority of, any Lien thereon;

(g) all the actual and reasonable costs, fees, expenses and disbursements of any auditors, experts, accountants, appraisers, consultants, advisors or agents used in connection with any of the foregoing or otherwise in connection with any Transaction Document, in each case whether or not any such person is jointly engaged with any Company Party; and

(h) all costs, fees and expenses (including the fees, expenses and disbursements of any auditors, experts, accountants, appraisers, consultants, advisors (including legal counsel, including allocated costs of internal counsel, advisors and agents employed or retained by such Purchaser Party and any investment bank, mediator, arbitrator or other party engaged to resolve any dispute or any other Proceeding, in each case whether or not any such person is jointly engaged with any Company Party or any other person), incurred by any Purchaser Party in enforcing any obligation owed hereunder or under the other Transaction Documents. or in collecting any payments due from any Company Party hereunder or under the other Transaction Documents (including in connection with the sale of, collection from, or other realization upon any Collateral or the enforcement of any guaranty) or in any other Proceeding hereunder or under any Transaction Document (including costs of settlement) or in connection with any negotiations, reviews, refinancing or restructuring of the credit arrangements provided hereunder, including in the nature of a “work out” or pursuant to any insolvency or bankruptcy Proceedings.

The foregoing shall be in addition to, and shall not be construed to limit, any other provisions of the Transaction Documents regarding indemnification and costs and expenses to be paid by the Company Parties.

5.3 Modifications and Signatures.

(a) Entire Agreement. This Agreement and the other Transaction Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements, and understandings, whether written or oral, of the parties hereto, which the parties acknowledge have been merged into such documents, including any non-disclosure agreements or obligations of the Purchaser that may exist, all of which are hereby terminated pursuant to Section 4.4(b).

(b) Amendments. No amendment, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective without the written consent of the Company and the Purchaser. No waiver or consent shall be effective against any party unless given in writing by such party and then any such waiver shall then be effective only in the specific instance and for the specific purpose for which it was given. Any modification effected in accordance with accordance with this Section 5.3(b) shall be binding upon the Purchaser, each other holder of Purchased Securities and the Company Parties.

(c) Beneficiaries; Successors and Assigns. Except as otherwise expressly provided in any other Transaction Document with respect to such Transaction Document, this Agreement and the other Transaction Documents shall bind and inure solely to the benefit of the Company Parties, the Purchaser, the other Purchaser Parties, and their respective successors and, if permitted, assigns; provided, that no Company Party may assign, Sell, or Sell, issue, negotiate or grant participations in, all or any part of any right, obligation, benefit, title or interest under, including any remedy under, this Agreement or any other Transaction Document, without the Purchaser’s prior written consent and any assignment done without such consents shall be void ab initio. Unless otherwise expressly provided in any Transaction Document, the Purchaser may Sell, or Sell, issue, negotiate or grant participations in, all or any part of any right, obligation, benefit, title or interest under, including any remedy under, any Transaction Security or Transaction Document without the consent of any Company Party; provided, that (i) any transferee of Purchased Securities shall agree in a writing for the benefit of the Purchaser and the Company to be bound, with respect to, and in proportion to, such transferred Purchased Securities, by the provisions of the Transaction Documents that apply to the Purchaser and, while failure to obtain such agreement shall not affect the underlying transfer of such Purchased Securities, any such agreement shall be effective, ratably in proportion to such transfer, to make such transferee a party to the Transferred Documents as the Purchaser and to be bound by, and benefit from, the provisions of such Transaction Documents applying to the Purchaser and shall, to the extent of such transfer, relieve the Purchaser of all of its obligations hereunder with respect to any event occurring after the effective date of such agreement and (ii) any transferee of the rights, titles and obligations of the Purchaser under Transaction Documents shall agree in a writing for the benefit of the Purchaser and the Company to be bound, with respect to, and to the extent of, such Transaction Documents, by the provisions of the Transaction Documents that apply to the Purchaser and any such agreement shall be effective, to the extent of such transfer, to make such transferee a party to such Transferred Documents as the Purchaser and to be bound by, and benefit from, the provisions of such Transaction Documents applying to the Purchaser and shall, to the extent of such transfer, relieve the Purchaser of all of its obligations hereunder with respect to any event occurring after the effective date of such agreement; provided, further, that, upon the effectiveness of any such transfer, the Company shall agree to execute and deliver to the existing Purchaser and the new Purchasers new Transaction Documents (including this Agreement), each of which shall be identical to the existing Transaction Documents except that they shall, mutatis mutandis and in proportion to such transfer, reflect the identity of the new Purchasers after giving effect to, and to the extent of, such assignment (which may include the existing Purchaser) and, in the case of a partial transfer, their respective allocations of the Purchase Prices, as well as, if requested by the existing Purchaser or any new Purchaser, appropriate conforming changes to other provisions of any Transaction Documents.

(d) No Implied Waivers or Notice Rights. No notice to or demand on any Company Party, whether or not in any Proceeding, pursuant to any Transaction Document shall entitle any Company Party to any other or further notice (except as specifically required hereunder or under any other Transaction Document) or demand in similar or other circumstances. The failure by any Purchaser Party at any time or times to require strict performance by any Company Party of any provision of this Agreement or any of the other Transaction Documents or the granting of any waiver or indulgence shall not waive, affect or otherwise diminish any right of any Purchaser Party thereafter to demand strict compliance and performance with such provision, shall not affect, or operate a waiver under, any other provision of any Transaction Document (except as specifically mentioned) and shall not constitute a course of dealing by such Purchaser Party at variance with the terms of this Agreement or any other Transaction Document (and therefore, among other things, shall not be construed to require any notice by such Purchaser Party of its intent to require strict adherence to the terms of such Transaction Document in the future). No waiver of any Default or Event of Default, and no default under, or breach of any provision, condition or requirement of, this Agreement or any other Transaction Document shall be deemed to be a continuing waiver in the future or a waiver of any other or subsequent Event of Default, default or breach of, or a waiver of any other provision, condition or requirement of, this Agreement or any other Transaction Document; nor shall any failure, delay or omission of any party to exercise any right, power or privilege under this Agreement or any other Transaction Document in any manner impair the exercise of such or any other right, power or privilege under this Agreement or any other Transaction Document. None of the foregoing actions shall in any way affect the ability of each Purchaser Party, in its discretion, to exercise any rights available to it under this Agreement, the other Transaction Documents or under applicable Regulations, except as specifically agreed in any written waiver or other modification made in accordance with accordance with this Section 5.3.

(e) Counterparts. This Agreement and each Transaction Document may be executed in counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and both of which, when taken together, shall constitute but one and the same Agreement. In proving this Agreement in any Proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of an executed signature page of this Agreement and each other Transaction Document by email or other electronic transmission shall be as effective as delivery of a manually executed counterpart by hand.

(f) Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement or in any other Transaction Document are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including emailed electronic signatures. The Company expressly agrees that this Agreement and all other Transaction Documents are “transferable records” as defined in applicable Regulations relating to electronic transaction and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable Regulations.

5.4 Notices.

(a) All notices, requests, demands, and other communications to either party hereto given under this Agreement or any other Transaction Document shall be in writing (including email) and shall be given to such party at the physical address or send to the email address set forth in the signature pages hereof or at such other physical address or email address as such party may hereafter specify for the purpose of notice to the Purchaser and the Company in accordance with the provisions of this Section 5.4.

(b) Each such notice, request or other communication shall be effective (i) if given by mail, three (3) business days after such communication is deposited in the U.S. Mail with first class postage pre-paid, addressed to the noticed party at the address specified herein, (ii) if by nationally recognized overnight courier, when delivered with receipt acknowledged in writing by the noticed party, (iii) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party or (iv) if given by email, when delivered (receipt by the sender of a receipt using the “return receipt” function or receipt of a reply email being presumptive evidence of receipt thereof); provided, that, if the Common Stock is listed on a Trading Market and such email is not sent prior to the last trading hour of the Principal Trading Market of the Common Stock on a trading day, such email shall be deemed to have been sent at the opening of trading on the next trading day for such Principal Trading Market. Any notice that must be given “promptly” or “immediately” shall be given by email. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

5.5 Set-Off. In addition to any rights now or hereafter granted under applicable Regulations and not by way of limitation of any such rights, each Purchaser Party is hereby authorized by the Company Parties at any time or from time to time, without notice or demand to any Company Party or to any other person, any such notice or demand being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness or other amounts at any time held or owing by such Company Party to or for the credit or the account of any Company Party or any of their Related Parties against and on account of any amounts due by any Company Party or any of their Related Parties to any Purchaser Party under any Transaction Documents (including from the purchase price to be disbursed hereunder for the purchase of the Purchased Securities), irrespective of whether or not (a) such Purchaser Party shall have made any demand hereunder or (b) the principal of or the interest on any Note or any other Obligation shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured. If, as a result of such set off, appropriate or application, such Purchaser Party receives more than it is owed under any Transaction Document, it shall hold such amounts in trust for the other Purchaser Parties and transfer such amounts to the other Purchaser Parties ratably according to the amounts they are owed on the date of receipt.

5.6 Governing Law; Courts.

(a) Except as otherwise expressly provided in any other Transaction Document, this Agreement, the other Transaction Documents and all claims, disputes, Proceedings, and matters related hereto or thereto or arising hereunder or thereunder or arising from or relating to the relationship among any of the parties hereto or thereto, are governed by, and shall be construed, interpreted and enforced exclusively in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware).

(b) Any such Proceeding shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts of the United States of America for the District of Delaware sitting in Wilmington, DE; provided, that the Purchaser and any Purchaser Party may bring Proceedings in other jurisdictions to enforce any Transaction Document. Each Company Party (i) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts, (ii) irrevocably and unconditionally waives any objection, including any objection to the laying of venue, whether based on the grounds of forum non conveniens or on the fact that such jurisdiction is improper or otherwise, or any other objection that such party is not subject to the jurisdiction of such courts, that it may now or hereafter have to the bringing of any Proceeding in that jurisdiction, (iii) irrevocably and unconditionally consents to the service of process of any court referred to above in any Proceeding by the mailing of copies of the process to the parties hereto as provided in Section 5.4 (Notices) and (iv) irrevocably and unconditionally agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process. Notwithstanding the foregoing, nothing contained in any Transaction Document shall affect the right of any Purchaser Party to serve process in any other manner permitted by applicable Regulations or commence Proceedings or otherwise proceed against any Company Party in any other jurisdiction.

5.7 Severability. Any provision of any Transaction Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Transaction Document or any part of such provision in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner adverse to any party. In addition, upon any determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify the relevant Transaction Document so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.8 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser Party exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser Party may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, that, in the case of a rescission by the Purchaser of a conversion or exercise of any Transaction Security, the Purchaser shall return to the Company any Issuable Security subject to such rescinded conversion or exercise.

5.9 Replacement of Certificates. If any certificate or instrument evidencing any Transaction Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Transaction Securities.

5.10 Remedies.

(a) In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations of any Company Party contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(b) If any Company Party shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Transaction Documents, the Purchaser may, in its discretion at any time, for the account and at the expense of the Company Parties jointly and severally, pay any amount or do any act required of such Company Party hereunder or under any of the other Transaction Documents or otherwise lawfully requested by the Purchaser (including buying replacement Securities in the Principal Trading Market of such Securities in case of failure by the Company to deliver Securities). All fees, costs and expenses incurred by the Purchaser in connection with the taking of any such action shall be reimbursed to the Purchaser by the Company Parties, jointly and severally, on demand, with interest accruing at the Default Rate from the date such payment is made or such costs or expenses are incurred to the date of payment thereof. Any payment made or other action taken by the Purchaser under this clause (b) shall be without prejudice to any right to assert, and without waiver of, any breach of any Transaction Document and without prejudice to any Purchaser Party’s right to proceed thereafter as provided herein or in any of the other Transaction Documents.

(c) The remedies provided in this Agreement and all other Transaction Documents shall be cumulative and in addition to all other remedies available under any Transaction Document, whether at law or in equity (including a decree of specific performance and/or other injunctive relief).

(d) Nothing in any Transaction Document shall limit any Purchaser Party’s rights to pursue actual and consequential damages for any failure by any Company Party to comply with the terms of this Agreement or any other Transaction Document.

(e) Each Company Party acknowledges and agrees that any Event of Default will cause irreparable harm to each Purchaser Party and the remedy at law for any such breach may be inadequate. Therefore, in the event of any such Event of Default, each such Purchaser Party shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

5.11 Marshaling; Payment Set Aside. No Purchaser Party shall be under any obligation to marshal any property in favor of any Company Party or any other party or against or in payment of any amount due under any Transaction Document. To the extent that any Company Party makes a payment or payments to any Purchaser Party pursuant to any Transaction Document or any Purchaser Party enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any Company Party, a trustee, receiver or any other person under any Regulation (including any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied, the Transaction Documents and all Liens, rights and remedies thereunder, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.12 Usury. To the extent it may lawfully do so, each Company Party hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Proceeding that may be brought by any Purchaser Party in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of each Company Party under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable Regulations (the “Maximum Rate”) and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that any Company Party may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable Regulations. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by any Company Party to any Purchaser Party with respect to any Obligation, such excess shall be applied to any outstanding Obligation or be refunded to the Company, the manner of handling such excess to be at the election of the Purchaser.

5.13 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.14 Further Assurances. The Company Parties agree to take such further actions as the Purchaser shall reasonably request from time to time in connection herewith to evidence, give effect to or carry out this Agreement and the other Transaction Documents and any of the transactions contemplated hereby or thereby.

5.15 Interpretation. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of any Transaction Document. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. Except as otherwise expressly provided in any Transaction Document, if the last or appointed day for a payment, the taking of any action or the expiration of any right required or granted under any Transaction Document shall not be a business day, then such payment may be made, such action may be taken or such right may be exercised on the next succeeding business day. As used in any Transaction Document, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. When used in any Transaction Document, unless otherwise expressly provided in such Transaction Document, (a) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document, (b) recital, article, section, subsection, schedule and exhibit references are references with respect to such Transaction Document unless otherwise specified, (c) any reference to any agreement shall include a reference to all recitals, appendices, exhibits and schedules to such agreement and, unless the prior written consent of any party is required hereunder and is not obtained, shall be a reference to such agreement as waived, amended, restated, supplemented or otherwise modified and (d) any reference to a specific Regulation shall be to such Regulation, as modified from time to time, together with any successor or replacement Regulation, in each case as in effect at the time of determination. Unless the context otherwise requires, when used in any Transaction Document, the following terms have the following meaning: (p) “person” means an individual, partnership, corporation, incorporated or unincorporated association, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government or agency, department or other subdivision thereof or other entity of any kind, (q) “asset” and “property” have the same meaning and mean, “collectively, all rights and interests in tangible and intangible assets and properties, whether real, personal or mixed and including cash, capital stock, revenues, accounts, leasehold interests, contract rights and other rights under Permits and Contractual Obligations,” (r) “documents” and “documentation” have the same meaning and mean “collectively, all documents, drafts, instruments, agreements, indentures, certificates, forms, opinions, powers of attorney, notices, summons, reports, financial statements and other writings, however evidenced, whether in physical or electronic form,” (s) “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Regulation, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other similar state Regulation based on the Uniform Electronic Transactions Act, (t) “incur” means incur, create, make, issue, assume or otherwise become or remain directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, as primary obligor or guarantor or endorser, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings, (u) “including” means “including, without limitation,” (v) “knowledge” of the any Company Party means the best knowledge of any officer, director or employee of such Company Party after due inquiry, (w) “ordinary course of business” means in the ordinary course of business, as conducted on the date hereof, consistent with past practices reflected in written disclosures made on or prior to the date hereof in accordance with this Agreement, together with such changes thereto as may be approved by the Purchaser in its sole discretion, (x) “dollar” and the sign “$” each mean the lawful money of the United States of America, (y) “business day” means any day except Saturdays, Sundays, any day that is a federal holiday in the United States and any day on which the Federal Reserve Bank of New York is not open for business. The headings in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement and (z) “trading day” means a day on which the Principal Trading Market for the Common Stock is open for trading; provided, that “trading day” shall not include, unless the Purchaser otherwise agrees, any day on which the Common Stock is scheduled to trade thereon for less than four and a half hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or, if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m.); provided, further that, if the Common Stock does not trade on any Trading Market, “trading day” shall mean “business day”. All references in this Agreement or any other Transaction Document to statutes and regulations shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement (including any of the Transaction Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof. An Event of Default shall be deemed to exist at all times during the period commencing on the date that such Event of Default occurs to the date on which such Event of Default is waived in writing in accordance with the Transaction Documents. Whenever in any provision of any Transaction Document, the Purchaser is authorized to take or decline to take any action (including making any determination) in the exercise of its “discretion,” such provision shall be understood to mean that the Purchaser may take or refrain to take such action in its sole discretion. References to times of the day in any Transaction Document shall refer to Eastern Time. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” Time is of the essence of this Agreement and the other Transaction Documents. No provision of this Agreement or any of the other Transaction Documents shall be construed against or interpreted to the disadvantage of any party hereto by any Governmental Authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. “month” (but not “calendar month”) means each period from a date of determination to the day in the next calendar month numerically-corresponding to such date (provided, that, if such calendar month does not have any such numerically-corresponding day, such numerically-corresponding day shall be deemed to be the last day of such calendar month). “rounding” means, with respect to shares of Common Stock, rounding according to the Regulations of the Principal Trading Market or, if not such Regulations exists or if such Regulations shall be ambiguous, perfectly even results shall be rounded up. The reporting entity relied upon for the determination of trading price and trading volume shall be Bloomberg, L.P.

5.16 Waiver of Jury Trial and Certain Other Rights.

(a) The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this Agreement or any Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (a) certifies that no other party, no Purchaser Party and no Affiliate of any of them and no attorney, agent or other representative of any of the foregoing has represented, expressly or otherwise, that any person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement and the other Transaction Documents by, among other things, the mutual waivers and certifications in this section.

(b) Each Company Party acknowledges and agrees that the foregoing waivers are a material inducement to the Purchaser to enter into and accept this Agreement. Each Company Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. This Section 5.16 shall not restrict a party from exercising remedies under the UCC or from exercising pre- or post-judgment remedies under applicable Regulations.

[Signature Pages Follow]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

CDT EQUITY INC.		Address for Notices:

4851 Tamiami Trail North, Suite 200

Naples, Florida 34103

By:	/s/ Andrew Regan	Email:

Title:	Chief Executive Officer

Name:	Andrew Regan

[Signature Page for the Purchaser Follows]

ASCENT PARTNERS FUND LLC,
as Purchaser

By:	/s/ Mikhail Gurevich
Name:	/s/ Mikhail Gurevich
Title:	Authorized Signatory

Address for Notices:

19505 Biscayne Blvd., Suite 2350
Aventura, FL 33180
legal@ascentpartnersllc.com

SECURITIES PURCHASE AGREEMENT

SCHEDULE I

SECURITIES TO BE PURCHASED AT INITIAL CLOSING

	Initial Principal Amount	Purchase Price
Note	$555,556	$500,000

SECURITIES PURCHASE AGREEMENT

SCHEDULE II

INDEX OF DEFINED TERMS

Whenever a term is defined in the Notes, such term shall be used in the other Transaction Documents to refer to any item that would fit within any such definition in any Note.

Defined Term	Location of Definition
Additional Closings	Section 1.1(b)
Additional Closing Dates	Section 1.1(b)
Additional Notes	Section 1.1(b)
Additional Purchase Prices	Section 1.1(b)
Additional Warrants	Section 1.1(b)
Affiliate	Disclosure Certificate (Schedule 1-A – Corporate Information)
Alternate Consideration	Section 4(e) of the Notes
AML/CTF Regulation	Disclosure Certificate (Schedule 16 – Sanctions and Compliance)
Attribution Parties	Section 2(d) of the Notes
Base Share Price	Section 4(c) of the Notes
Beneficial Ownership Limitation	Section 2(d) of the Notes
Buy-In	Section 4(c)(vii) of the Notes
BHCA	Disclosure Certificate (Schedule 16 – Sanctions and Compliance)
Capital Lease	Disclosure Certificate (Schedule 9 – Indebtedness and Liens)
Capital Stock	Disclosure Certificate (Schedule 1-A – Corporate Information)
Cash Payment Fee	Section 1(g) of the Notes
Change of Control	Section 6(a)(xi) of the Notes
Closing	Section 1.1(b)
Closing Bid Price	Section 1(a) of the Notes
Closing Sale Price	Section 1(a) of the Notes
Closing Date	Section 1.1(b)
Closing List	Section 1.2
Closing Statement	Closing List
Collateral	Disclosure Certificate (Schedule 2 – Real Property and Collateral Locations)
Common Stock	Disclosure Certificate (Schedule 1-A – Corporate Information)
Common Stock Equivalent	Disclosure Certificate (Schedule 1-A – Corporate Information)
Company Covered Person	Disclosure Certificate (Schedule 17 – Issuance of Transaction Securities)

SECURITIES PURCHASE AGREEMENT

Defined Term	Location of Definition
Company Party	Disclosure Certificate (Lead-In)
Consent	Disclosure Certificate (Schedule 10 – Consents)
Contractual Obligation	Disclosure Certificate (Schedule 7 – Contractual Obligations and Regulations)
Control Agreement	Closing List
Conversion	Section 4 of the Notes
Conversion Date	Section 2(a) of the Notes
Conversion Notice	Section 2(a) of the Notes
Conversion Price	Section 2(b) of the Notes
Conversion Shares	Section 1(a) of the Notes
Copyrights	Disclosure Certificate (Schedule 3 – Intellectual Property)
Customary Permitted Liens	Disclosure Certificate (Schedule 9 – Indebtedness and Liens)
Derivative	Disclosure Certificate (Schedule 9 – Indebtedness and Liens)
Default	Section 5(a) of the Notes
Default Rate	Section 1(e) of the Notes
Dilutive Issuance	Section 4(d) of the Notes
Dilutive Issuance Notice	Section 4(d) of the Notes
Disclosure Certificate	Closing List
Dispute Submission Deadline	Section 6(d)(i) of the Notes
Disqualification Event	Disclosure Certificate (Schedule 17 – Issuance of Transaction Securities)
DTC	Section 4.5(a)
DWAC	Section 4.5(a)
DWAC Eligible	Section 4.5(a)
Equity Line of Credit	Section 3.1(e)
Equity Payment Condition	Section 1(a) of the Notes
Evaluation Date	Disclosure Certificate (Schedule 15 – Financial Statements)
Event of Default	Section 5(a) of the Notes
Exchange Act	Disclosure Certificate (Schedule 17 – Issuance of Transaction Securities)
Exchange Cap	Section 2(e) of the Notes
Exchange Cap Shares	Section 2(e) of the Notes
Exchange Transaction	Section 3.2(b)
Exempt Issuance	Section 3.1(e)
Federal Reserve	Disclosure Certificate (Schedule 16 – Sanctions and Compliance)
Fundamental Transaction	Section 3.1(f)
GAAP	Disclosure Certificate (Schedule 15 – Financial Statements)
Guaranty	Closing List
Guaranty Obligation	Disclosure Certificate (Schedule 9 – Indebtedness and Liens)
Governmental Authority	Disclosure Certificate (Schedule 6 – Permits)
Indebtedness	Disclosure Certificate (Schedule 9 – Indebtedness and Liens)
Initial Closing	Section 1.1(a)
Initial Closing Date	Section 1.1(a)
Initial Note	Section 1.1(a)
Initial Purchased Securities	Section 1.1(a)
Initial Purchase Price	Section 1.1(a)

SECURITIES PURCHASE AGREEMENT

Defined Term	Location of Definition
Initial Warrants	Section 1.1(a)
Intellectual Property	Disclosure Certificate (Schedule 3 – Intellectual Property)
Intellectual Property Security Agreement	Closing List
Internet Domain Name	Disclosure Certificate (Schedule 3 – Intellectual Property)
IP Ancillary Rights	Disclosure Certificate (Schedule 3 – Intellectual Property)
IP License	Disclosure Certificate (Schedule 3 – Intellectual Property)
Issuable Securities	Section 1.1(d)
Late Delivery Fee	Section 2(c)(viii) of the Note
Late Fee	Section 1(f) of the Notes
Legend Removal Date	Section 4.6(c)
Lien	Disclosure Certificate (Schedule 9 – Indebtedness and Liens)
Lock-Up Agreement	Closing List
Losses	Section 4.8(b)
Mandatory Prepayment Amount	Section 1(b) of the Notes
Material Adverse Effect	Disclosure Certificate (Lead-In)
Maximum Rate	Section 5.12
Minimum Interest Amount	Section 1(d) of the Notes
Note	Closing List
Note Register	Section 3(c) of the Notes
Obligation	Section 5(a) of the Notes
OFAC	Disclosure Certificate (Schedule 16 – Sanctions and Compliance)
Original Issue Date	Lead-In to the Note
Patents	Disclosure Certificate (Schedule 3 – Intellectual Property)
Permit	Disclosure Certificate (Schedule 6 – Permits)
Permitted Debt	Disclosure Certificate (Schedule 9 – Indebtedness and Liens)
Permitted Liens	Disclosure Certificate (Schedule 9 – Indebtedness and Liens)
Pledged Certificated Stock	Disclosure Certificate (Schedule 1-A – Corporate Information)
Pledged Collateral	Disclosure Certificate (Schedule 1-A – Corporate Information)
Pledged Debt Instrument	Disclosure Certificate (Schedule 1-A – Corporate Information)
Pledged Uncertificated Stock	Disclosure Certificate (Schedule 1-A – Corporate Information)
Pre-Notice	Section 4.1(b)
Principal Trading Market	Disclosure Certificate (Schedule 17 – Issuance of Transaction Securities)
Proceeding	Disclosure Certificate (Schedule 11 – Commercial Tort Claims and Other Legal Proceedings)
Public Information Failure	Section 4.4(g)
Public Information Failure Payments	Section 4.4(g)
Purchase Money Lien	Disclosure Certificate (Schedule 9 – Indebtedness and Liens)
Purchase Price	Section 1.1(b)
Purchased Security	Section 1.1(b)
Purchaser Party	Section 4.8
Regulation	Disclosure Certificate (Schedule 7 – Contractual Obligations and Regulations)
Related Party	Disclosure Certificate (Schedule 1-A – Corporate Information)
Required Dispute Documentation	Section 6(d)(i) of the Notes

SECURITIES PURCHASE AGREEMENT

Defined Term	Location of Definition
Required Filings	Disclosure Certificate (Schedule 10 – Consents)
Reserve Amount	Section 4.3(d)
Restricted Payment	Section 3.1(d)
Rule 144	Section 1.3(b)(viii)
Sale (or Sell)	Section 3.1(c)
Sanctioned Jurisdiction	Disclosure Certificate (Schedule 16 – Sanctions and Compliance)
Sanctioned Person	Disclosure Certificate (Schedule 16 – Sanctions and Compliance)
Sanctioned Laws	Disclosure Certificate (Schedule 16 – Sanctions and Compliance)
SEC	Section 1.3(b)(viii)
SEC Reports	Disclosure Certificate (Schedule 15 – Financial Statements)
Securities Act	Recitals to this Agreement
Securities	Disclosure Certificate (Schedule 1-A – Corporate Information)
Share Delivery Deadline	Section 2(c)(ii) of the Notes
Short Sale	Section 2.2(f)
Software	Disclosure Certificate (Schedule 3 – Intellectual Property)
Solvent	Disclosure Certificate (Schedule 17 – Issuance of Transaction Securities)
Standard Enforceability Exceptions	Disclosure Certificate (Schedule 10 – Consents)
Stock Equivalent	Disclosure Certificate (Schedule 1-A – Corporate Information)
Successor Entity	Section 4(e) of the Notes
Subsequent Offering	Section 1(b) of the Notes
Subsidiary	Disclosure Certificate (Schedule 1-A – Corporate Information)
Tax	Section 4.8(b)
Third Party Exchange Transfer	Section 3.2(b)
Trademark	Disclosure Certificate (Schedule 3 – Intellectual Property)
Trade Secret	Disclosure Certificate (Schedule 3 – Intellectual Property)
Trading Market	Disclosure Certificate (Schedule 17 – Issuance of Transaction Securities)
Transaction Document	Closing List
Transaction Securities	Section 1.1(d)
Transfer Agent Instruction Letter	Closing List
UCC	Disclosure Certificate (Schedule 1-A – Corporate Information)
Variable-Priced Equity-Linked Instrument	Section 3.2(a)
Voting Stock	Disclosure Certificate (Schedule 1-A – Corporate Information)
VWAP	Section 1(a) of the Notes

SECURITIES PURCHASE AGREEMENT

SCHEDULE III

CLOSING LIST

SECURITIES PURCHASE AGREEMENT

EXHIBIT A

FORM OF NOTE

SECURITIES PURCHASE AGREEMENT

EXHIBIT B

FORM OF GUARANTY

SECURITIES PURCHASE AGREEMENT

EXHIBIT C

FORM OF SECURITY AGREEMENT

SECURITIES PURCHASE AGREEMENT

EXHIBIT D

FORM OF TRANSFER AGENT INSTRUCTION LETTER

SECURITIES PURCHASE AGREEMENT